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NS GROUP, INC.              DECEMBER 31, 2004  FORM 10-K            EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following documents of our reports dated March 7, 2005, relating to the consolidated financial statements and financial statement schedule of NS Group, Inc. and management's report on the effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of NS Group, Inc. for the year ended December 31, 2004.

      1. Registration Statement No. 33-24182 on Form S-8 for the Newport Steel Corporation Hourly Flexible Compensation Plan;

      2. Registration Statement No. 33-24183 on Form S-8 for the NS Group, Inc. Salaried Flexible Compensation Plan;

      3. Registration Statement No. 33-28995 on Form S-8 for the NS Group, Inc. 1988 Employee Incentive Stock Option Plan and Non-Qualified Stock Option and Stock Appreciation Rights Plan;

      4. Registration Statement No. 33-37454 on Form S-8 for the Imperial Adhesives Hourly Flexible Compensation Plan;

      5. Registration Statement No. 33-39695 on Form S-8 for the Koppel Steel Corporation Hourly Flexible Compensation Plan;

      6. Registration Statement No. 33-51899 on Form S-8 for the NS Group, Inc. 1993 Incentive Stock Option Plan;

      7. Pre-Effective Amendment No. 4 to Form S-3 Registration Statement No. 333-91530 for NS Group, Inc. Debt Securities, Preferred Stock, Common Stock and Warrants;

      8. Registration Statement No. 333-03657 on Form S-8 for the NS Group, Inc. 1995 Stock Option and Stock Appreciation Rights Plan;

      9. Registration Statement No. 333-110687 on Form S-8 for the NS Group Employees' Retirement Savings Plan (formerly known as NS Group, Inc. Salaried Employees' Retirement Savings Plan);

      10. Registration Statement No. 333-73161 on Form S-8 for the NS Group, Inc. Salaried Employees' Retirement Savings Plan;

      11. Registration Statement No. 333-85925 on Form S-8 for the NS Group, Inc. 1995 Stock Option and Stock Appreciation Rights Plan;

      12. Registration Statement No. 333-42058 on Form S-8 for the NS Group, Inc. 2000 Non-Employee Director Stock Option Plan;

      13. Amendment No. 4 to Registration Statement No. 333-91530 on Form S-3 for NS Group, Inc. Equity Securities, Debt Securities and Warrants;

      14. Registration Statement No. 333-116175 on Form S-8 for the NS Group, Inc. Non-Employee Director Equity Plan; and

      15. Registration Statement No. 333-116176 on Form S-8 for the NS Group, Inc. Equity Plan.



/s/ DELOITTE & TOUCHE LLP

Cincinnati, Ohio

March 7, 2005